QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 11

COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE
(UNAUDITED)

	For Three Months Ended
	September 30, 2003	September 30, 2002
Number of shares on which basic earnings per share is calculated:
Average outstanding during period	1,722,647,344	1,690,476,261
Add—Incremental shares under stock compensation plans	28,990,550	19,139, 766
Add—Incremental shares associated with convertible notes	4,764,543	—
Add—Incremental shares associated with contingently issuable shares	—	2,110,159

Number of shares on which diluted earnings per share is calculated	1,756,402,437	1,711,726,186

Income from continuing operations applicable to common shareholders (millions)	$1,785	$1,694
Less—net income applicable to contingently issuable shares (millions)	—	4

Income from continuing operations on which basic and diluted earnings per share is calculated (millions)	1,785	1,690
Income from discontinued operations on which basic and diluted earnings per share is calculated (millions)	—	(381)

Net income from total operations on which basic and diluted earnings per share is calculated (millions)	$1,785	$1,309

COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE—(continued)
(UNAUDITED)

	For Three Months Ended
	September 30, 2003	September 30, 2002
Earnings per share of common stock:
From continuing operations
Assuming dilution	$1.02	$0.99
Basic	$1.04	$1.00
From discontinued operations
Assuming dilution	$—	$(0.22)
Basic	$—	$(0.23)
From total operations
Assuming dilution	$1.02	$0.76	*
Basic	$1.04	$0.78	*

*
Does not total due to rounding.

        Stock options to purchase 125,479,148 shares and 130,926,306 shares were outstanding as of September 30, 2003 and 2002, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive. In addition, 831,790 restricted stock units as of September 30, 2003 relating to the company's Long-Term Performance Plan were not included in the computation of diluted earnings per share as their effect would have been antidilutive.

COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE—(continued)
(UNAUDITED)

	For Nine Months Ended
	September 30, 2003	September 30, 2002
Number of shares on which basic earnings per share is calculated:
Average outstanding during period	1,725,935,900	1,704,632,355
Add—Incremental shares under stock compensation plans	28,615,688	24,805,173
Add—Incremental shares associated with convertible notes	4,764,543	—
Add—Incremental shares associated with contingently issuable shares	226,392	2,264,731

Number of shares on which diluted earnings per share is calculated	1,759,542,523	1,731,702,259

Income from continuing operations applicable to common shareholders (millions)	$4,897	$3,423
Less—net income applicable to contingently issuable shares (millions)	—	18
Income from continuing operations on which basic and diluted earnings per share is calculated (millions)	4,897	3,405
Income from discontinued operations on which basic and diluted earnings per share is calculated (millions)	(23)	(862)

Net income from total operations on which basic and diluted earnings per share is calculated (millions)	$4,874	$2,543

COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE—(continued)
(UNAUDITED)

	For Nine Months Ended
	September 30, 2003	September 30, 2002
Earnings per share of common stock:
From continuing operations
Assuming dilution	$2.78	$1.97
Basic	$2.84	$2.01
From discontinued operations
Assuming dilution	$(0.01)	$(0.50)
Basic	$(0.01)	$(0.51)
From total operations
Assuming dilution	$2.77	$1.47
Basic	$2.82 *	$1.50

*
Does not total due to rounding.

        Stock options to purchase 126,904,385 shares and 104,845, 215 shares were outstanding as of September 30, 2003 and 2002, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares, and therefore, the effect would have been antidilutive.

QuickLinks

COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE (UNAUDITED)
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE—(continued) (UNAUDITED)
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE—(continued) (UNAUDITED)
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE—(continued) (UNAUDITED)